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                                                                    EXHIBIT 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated November 9, 1999 included herein (in the Company's Form 10-K for the year ended September 30, 1999) and to all references to our Firm included in or made a part of this registration statement. We further consent to the use of our opinion dated September 29, 2000 regarding the federal income tax consequences to the participating Representatives in the Plan included in or made a part of this registration statement.




                                                  /s/ Arthur Andersen LLP

Dallas, Texas,

September 29, 2000